Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Acquires AUO’s Stake in Malaysian Joint Venture

Solar cell factory to support continued global demand growth

SAN JOSE, Calif. – September 19, 2016 – Evolving its partnership that began in 2010, SunPower Corp. announced today that it is purchasing AUO’s portion of the two companies’ joint venture which manufactures solar cells at an 800 megawatt (MW) fabrication facility in Melaka, Malaysia.

“The solar industry expects continued growth for the foreseeable future, as solar power becomes increasingly cost effective in many countries,” said Tom Werner, SunPower President and CEO. “Acquiring AUO’s stake in the Malaysian joint venture gives us sole control over our highest performing solar cell fab and will allow for technology upgrades and further expansion of our high efficiency solar cell technology as market conditions warrant.”

Under the stock purchase agreement, SunPower will pay AUO $170 million over the next four years. SunPower has also signed a supply agreement with AUO for 100 MW of SunPower’s E-series solar panels. AUO also will remain a wafer supplier to SunPower. This transaction resolves a dispute between the two companies.

“Consistent with our previous comments, SunPower is working to increase our future manufacturing capacity for our highest-value products while driving down costs,” Werner said. “We will thoughtfully manage capacity during the current industry volatility, but we are committed to being a leading upstream industry participant over the long term, leveraging our unique, high value solar panel technologies. Purchasing AUO’s portion of the Melaka joint venture is an opportunity for us to enable technology upgrades, cost reductions and future expansion consistent with this strategy.”

SunPower plans to eventually upgrade the Melaka facility, which has been recognized by the International Energy Agency for its superior energy-efficient design and Leadership in Energy and Environmental

Design (LEED) acknowledgement. The facility includes infrastructure built to allow for significant future capacity growth.

Contingent on various conditions, the transaction is expected to close by the end of the month.

About SunPower
As one of the world’s most innovative and sustainable energy companies, SunPower (Nasdaq: SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower’s more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

SunPower Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding future expansions and upgrades, manufacturing capacity and upgrades, and expected transaction timing. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: challenges inherent in constructing certain of our large projects, maintaining or increasing our manufacturing capacity, containing associated costs, and manufacturing difficulties that could arise. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpowercorp.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

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